DELWARE GROUP GOVERNMENT
FUND
Registration No. 811-4304
FORM N-SAR
Annual Period Ended January 31, 2006


SUB ITEM 77D:  Policies with respect to
security investments

The response to sub-item 77D with respect to Delaware American Government Bond
Fund and Delaware Inflation Protected Bond
Fund is incorporated by reference to the supplements filed by Registrant with the Commission on October 26, 2005
(Accession Nos. 0000027825-05-000008
and 0000027825-05-000009).